Exhibit 10.29
Gran Tierra Energy Inc.
2007 Equity Incentive Plan
Deferred Stock Unit Award Agreement

Pursuant to the Deferred Stock Unit Grant Notice (the “Grant Notice”) and this Deferred Stock Unit Award Agreement (the “Agreement”), Gran Tierra Energy Inc. (the “Company”) has awarded you a Deferred Stock Unit Award (the “Award”) under the Company’s 2007 Equity Incentive Plan (the “Plan”) for the number of Deferred Stock Units as indicated in the Grant Notice.  Capitalized terms not explicitly defined in this Agreement but defined in the Plan will have the same definitions as in the Plan.  Except as otherwise explicitly provided herein, in the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.
The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.
Grant of the Award.  This Award represents your right to be issued on a future date the number of shares of Common Stock that is equal to the number of Deferred Stock Units indicated in the Grant Notice.  As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit the number of Deferred Stock Units subject to the Award.  For the avoidance of doubt, in accordance with the Plan, the Company will have the discretion to settle the Award in an amount of cash equivalent to the shares of Common Stock issuable to you in respect of your Award, and any references in this Agreement to shares of Common Stock in respect of your Award shall also include the equivalent amount of cash, if any, that the Company elects to issue in whole or in part in settlement of your Award.

2.	Number of Deferred Stock Units and Shares of Common Stock. The number of Deferred Stock Units in your Award is set forth in the Grant Notice.

1.	The number of Deferred Stock Units subject to your Award may be adjusted from time to time for Capitalization Adjustments as described in Section 11(a) of the Plan.

2.
Any additional Deferred Stock Units, shares of Common Stock, cash or other property that becomes subject to the Award pursuant to this Section 2 will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Deferred Stock Units and Common Stock covered by your Award.

3.	No fractional Deferred Stock Units or rights for fractional shares of Common Stock will be created pursuant to this Section 2. Any fraction of a share will be rounded down to the nearest whole share.

3.	Vesting. The Deferred Stock Units will vest, as provided in the Vesting Schedule set forth in your Grant Notice and the Plan. Vesting will cease upon the termination of your Continuous Service.

4.	Date of Issuance.

1.
Subject to the satisfaction of the withholding obligations set forth in Section 11 of this Agreement, in the event one or more Deferred Stock Units vests, the Company will issue to you, on the applicable vesting date, one share of Common Stock for each Deferred Stock Unit that vests and such issuance date is referred to as the “Original Issuance Date.” If the Original Issuance Date falls on a date that is not a business day, delivery will instead occur on the next following business day.

2.
However, the Company, in its sole discretion, may delay issuance of the shares of Common Stock to a date that falls after the Original Issuance Date in certain circumstances, such as if the Original Issuance Date does not occur during an “open window period” applicable to you in accordance with the Company’s then-effective policy on trading in Company securities or on such other date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market.  Notwithstanding the foregoing, to the extent that you may be subject to the rules and regulations under the Code, the shares underlying your Award will be delivered no later than the date that is the 15th day of the third calendar month of the year following the year in which the vesting date occurs, or such other date necessary for the issuance of shares subject to your Award to be exempt from or comply with Section 409A of the Code.

5.
Payment by You.  This Award was granted in consideration of your services for the Company or one of its Affiliates.  Subject to Section 11 below, except as otherwise provided in the Grant Notice, you will not be required to make any payment to the Company or the applicable Affiliate (other than your past and future services for the Company or the applicable Affiliate) with respect to your receipt of the Award, vesting of the Deferred Stock Units, or the delivery of the shares of Common Stock underlying the Deferred Stock Units.

6.
Securities Law Compliance.  You may not be issued any Common Stock under your Award unless the shares of Common Stock are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7.	Restrictive Legends. The Common Stock issued under your Award will be endorsed with appropriate legends, if any, determined by the Company.

8.
Transfer Restrictions.  Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the shares in respect of your Award.  For example, you may not use shares that may be issued in respect of your Deferred Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares.  This restriction on transfer will lapse upon delivery to you of shares in respect of your vested Deferred Stock Units.  Your Award is not transferable, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Common Stock pursuant to this Agreement.

9.	Award not a Service Contract.

1.
Your Continuous Service is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement, the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan will: (i) confer upon you any right to continue in the employment or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

2.
 By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the vesting schedule provided in the Grant Notice is earned only by continuing as an employee, director or consultant at the will of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”).  You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award.  You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Continuous Service at any time, with or without cause and with or without notice.

10.
 Unsecured Obligation.  Your Award is unfunded, and even as to any Deferred Stock Units which vest, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Common Stock pursuant to this Agreement.  You will not have voting or any other rights as a stockholder of the Company with respect to the Common Stock acquired pursuant to this Agreement until such Common Stock is issued to you pursuant to Section 4 of this Agreement.  Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Common Stock so issued.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

11.	Withholding Obligations.

1.
On each vesting date, and on or before the time you receive a distribution of the shares underlying your Deferred Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Specifically, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Deferred Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with your Deferred Stock Units with a Fair Market Value (measured as of the date shares of Common Stock are issued to you) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, such share withholding procedure shall be subject to the express prior approval of the Board or a duly authorized committee thereof.

2.	Unless the Withholding Taxes of the Company and/or any Affiliate are satisfied, the Company will have no obligation to deliver to you any Common Stock.

3.
In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

12.
Dividends. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

13.
Other Documents.  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting officers, directors and other specified individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

14.
Notices.  The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means.  Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices provided by mail, the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto:

1.	Company: Gran Tierra Energy Inc., Attn: President & CEO, 200, 150 – 13th Avenue S.W., Calgary, Alberta. Canada T2R 0V2

2.	Participant: Your address as on file with the Company at the time notice is given

15.	Headings. The headings of the Sections in this Agreement are inserted for convenience only and will not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

16.
Amendment.  This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Company by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent.  Without limiting the foregoing, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

17.	Miscellaneous.

1.
The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

2.	You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

3.
You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

4.	This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

5.
All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18.
Governing Plan Document.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control; provided, however, that Section 4 of this Agreement will govern the timing of any distribution of Common Stock under your Award.  In addition, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.  The Company will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Board will be final and binding upon you, the Company, and all other interested persons.  No member of the Board will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

19.
Effect on Other Employee Benefit Plans.  The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

20.
Severability.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

21.
No Obligation to Minimize Taxes.  The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award.  You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

22.
Resolution of Disputes.  Any dispute arising out of, relating to, or in connection with the Award, this Agreement, the Grant Notice and/or the Plan, including any question regarding existence, construction, validity, or termination shall be settled before a sole arbitrator in accordance with the Arbitration Rules of the American Arbitration Association in Calgary, Alberta, Canada.  The proceedings shall be in the English language. The resulting arbitral award shall be final and binding without right of appeal, and judgment upon such award may be entered in any court having jurisdiction thereof. A dispute shall be deemed to have arisen when either Party notifies the other Party in writing to that effect.

23.
Translation of Documents.  The Grant Notice, this Agreement and the Plan are written in the English language.  If a Spanish language or Portuguese language translation has been provided to you, it has been provided only as a courtesy and such translation shall have no legal force or effect.  Only the English language version of the Grant Notice, this Agreement and the Plan shall have legal force and effect and shall be referred to (including in the resolution of any disputes or controversies between the Parties) in interpreting the obligations of the Parties under the Grant Notice, this Agreement and the Plan.

By clicking “Accept”, I hereby acknowledge and agree to all of the terms and conditions contained in the On-Line Deferred Stock Unit Grant Notice above.